BEAR ISLAND PAPER COMPANY, L.L.C.
                               80 FIELD POINT ROAD
                              GREENWICH, CT. 06830


                        PRESS RELEASE - 3rd QUARTER 2003


     Greenwich, Connecticut, November 6, 2003 - Bear Island Paper Company, L.L.C., a wholly owned subsidiary of Brant-Allen Industries, Inc., today reported a net loss of $5,864,000 for the third quarter ended September 30, 2003, compared to a net loss of $4,697,000 for the third quarter of 2002. Loss from operations for the third quarter of 2003 and 2002 was $2,465,000 and $1,531,000, respectively. Gross sales for the three months ended September 30, 2003 and 2002 were $22,865,000 and $24,656,000, respectively.

     Results for the quarter ended September 30, 2003 compared with the third quarter of 2002 were favorably impacted by a 12% increase in average per ton selling prices of newsprint. A two week shutdown during the quarter for the installation of a new headbox, however, resulted in a 17% decrease in volume of tonnage sold and a 17% increase in manufacturing costs when compared to the same period in 2002.

     For the nine months ended September 30, 2003, the Company reported a net loss of $ 14,281,000 compared to a net loss of $ 15,019,000 for the same period in 2002. Results for the nine months ended September 30, 2003, were favorably impacted by a non-operational gain in Other Income of $ 712,000. Loss from operations for the nine months ended September 30, 2003 and 2002 was $4,832,000 and $ 5,549,000, respectively. Gross sales for the nine months ended September 30, 2003 and 2002 were $ 74,503,000 and $ 76,454,000, respectively.


     Results for the nine months ended September 30, 2003 compared with the same period in 2002 were favorably impacted by a 7% increase in average per ton selling prices of newsprint, offset by a 9% decrease in volume of newsprint sold and a 6% increase in manufacturing costs on a per ton basis.


     Bear Island Paper Company is a producer of high quality newsprint suitable for four-color printing whose customers include leading newspaper publishers in the United States.


THE FOLLOWING TABLE COMPARES 2003 AND 2002 FOR THE THREE AND NINE MONTHS PERIODS:

                              BEAR ISLAND PAPER COMPANY, L.L.C.
                             CONDENSED STATEMENTS OF OPERATIONS
                                  (IN THOUSANDS OF DOLLARS)
                                         (unaudited)

THREE MONTHS ENDED SEPTEMBER 30,

                                                             2003                 2002
                                                             ----                 ----

GROSS SALES                                           $        22,865       $        24,656
COST OF SALES                                                 (25,010)              (25,953)
                                                        --------------        --------------

          GROSS PROFIT (LOSS)                                  (2,145)               (1,297)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                     (320)                 (234)
                                                        --------------        --------------

          INCOME (LOSS) FROM OPERATIONS                        (2,465)               (1,531)

OTHER INCOME (DEDUCTIONS):
          INTEREST EXPENSE                                     (3,402)               (3,181)
          OTHER INCOME                                              3                    15
                                                        --------------        --------------

          NET (LOSS)                                  $        (5,864)      $        (4,697)
                                                        ==============        ==============



NINE MONTHS ENDED SEPTEMBER 30,


GROSS SALES                                           $        74,503       $        76,454
COST OF SALES                                                 (78,462)              (81,197)
                                                        --------------        --------------

           GROSS  PROFIT(LOSS)                                 (3,959)               (4,743)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                     (873)                 (806)
                                                        --------------        --------------

            INCOME (LOSS) FROM OPERATIONS                      (4,832)               (5,549)

OTHER INCOME (DEDUCTIONS):
           INTEREST EXPENSE                                   (10,169)               (9,499)
           OTHER INCOME                                           720                    29
                                                        --------------        --------------

           NET (LOSS)                                 $       (14,281)      $       (15,019)
                                                        ==============        ==============